AMENDED AND RESTATED EXHIBIT 1


     THIS AMENDED AND RESTATED EXHIBIT 1, dated as of October 24, 2009, is the
Exhibit 1 to the Transfer Agency and Services Agreement (the "Agreement") between PNC Global Investment Servicing (U.S.) Inc. (formerly PFPC Inc., which was assigned the Agreement by First Data Investor Services Group, Inc.) and Tweedy, Browne Fund Inc. and is amended and restated for the addition of Tweedy, Browne Global Value Fund II - Currency Unhedged.



                               LIST OF PORTFOLIOS
                               __________________

                           Tweedy, Browne Value Fund
                        Tweedy, Browne Global Value Fund
            Tweedy, Browne Worldwide High Dividend Yield Value Fund
            Tweedy, Browne Global Value Fund II - Currency Unhedged








PNC GLOBAL INVESTMENT SERVICING (U.S.) INC.

By:    /s/ M. DeNofrio
       ___________________________________

Name:  M. DeNofrio
       ___________________________________

Title: Executive Vice President, Senior Managing Director
       __________________________________________________


TWEEDY, BROWNE FUND INC.

By:    /s/ M. G. Rosenberger
       ______________________________

Name:  M. G. Rosenberger
       ______________________________

Title: Vice President, Chief Operating Officer
       _______________________________________